Exhibit 99.1

Intermolecular Announces First Quarter 2014 Financial Results
Key Technologies for Advanced Memory and LED Near Customer Commercialization in 2014
SAN JOSE, Calif., May 6, 2014 -- Intermolecular, Inc. (Nasdaq: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its first quarter ended March 31, 2014.
Revenue for the first quarter of 2014 was $15.9 million, a decline of 9% on a year-over-year basis from $17.4 million in the year-ago period, but up slightly from the prior quarter’s revenue of $15.6 million. Collaborative development program (CDP) revenue was $8.9 million for the quarter, compared to $10.9 million in the prior year period. Licensing and royalty revenue was $7.0 million, compared to $3.4 million for the same period a year ago, which included an accelerated payment from GLOBALFOUNDRIES in connection with the suspension of the collaborative development program and activities with them. There was no reported revenue from product sales, compared to product revenue of $3.1 million in the year-ago period.
Gross margin in the first quarter of 2014 was 58.7% as compared to 46.0% in the fourth quarter of 2013. This sequential increase of over 10 percentage points in gross margin was primarily a result of the elevated mix of licensing and royalty revenue, which comprised 44% of total revenue compared to 25% in the fourth quarter of 2013, due to the accelerated payment from GLOBALFOUNDRIES discussed above.
For the first quarter of 2014, the Company reported a net loss of $(3.9) million, or $(0.08) per share, which included $1.1 million in restructuring related costs, compared to a net loss of $(1.5) million, or $(0.03) per share for the first quarter of 2013 and a net loss of $(4.4) million, or $(0.10) per share in the prior quarter.
Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
On a non-GAAP basis, the Company reported a net loss of $(1.3) million, or $(0.03) per share, compared to a net loss of $(86) thousand, or $(0.00) per share in the first quarter of 2013, and compared to a net loss of $(3.0) million, or $(0.07) per share in the fourth quarter of 2013.
“Two recent events highlight the broad applicability of our HPC platform and our team’s R&D execution, and represent critical next steps in commercializing Intermolecular’s developed technology in advanced memory, and light-emitting devices (LEDs),” stated David Lazovsky, President and CEO of Intermolecular. “I am pleased that Micron’s first advanced memory products, post its acquisition of Elpida, incorporating our developed technology are slated for volume production later this year. Additionally, Epistar has recently stated that they are in the process of implementing our CDP technology in production. I am proud of our technical team for reaching these milestones, which, we believe, affirm the value of our HPC platform across diverse markets.”
Cash flows from operations for the first quarter of 2014 were $2.0 million. The Company invested $1.5 million in capital expenditures in the first quarter, and ended the quarter with cash and investments of $72.3 million.
Outlook for Second Quarter 2014
The following statements are based on current expectations for the second quarter of 2014.

•	The Company projects revenue in the range of $8.0 to $9.0 million. This revenue projection includes approximately $8 million from reported backlog as of March 31, 2014.

•
Non-GAAP net loss, excluding stock-based compensation expense, is projected between a non-GAAP net loss of $(8.0) million and $(7.0) million, or between $(0.17) per share to $(0.15) per share, on approximately 47 million basic shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss first quarter 2014 results and other business developments.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean-energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPC™) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the effects of our reduction in force and recent efforts to streamline our operations; expectations regarding our future revenue and non-GAAP net income; our revenue mix as a result of the ramping of our licensing and royalty revenues; our net income; our backlog and our expectations that it will convert to revenue; our prospects for increased licensing and royalty revenue, and in particular, volume-based royalties from multiple customers; the ability of our business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate royalties in the future; technical progress under our collaborative development programs with our customers and the extent to which such programs remain and will continue to remain on the critical path and have significant value for such customers and the industry as a whole; the strength of our intellectual property and patent portfolio; expectations of customers with respect to their business and technology in 2014 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2013 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Collaborative development program and services revenue	$8,886	$10,903
Product revenue	—	3,104
Licensing and royalty revenue	7,019	3,426
Total revenue	15,905	17,433
Cost of revenue	6,568	7,843
Gross profit	9,337	9,590

Operating expenses:
Research and development	6,956	6,172
Sales and marketing	1,648	1,637
General and administrative	3,313	2,992
Restructuring charges	1,068	—
Total operating expenses	12,985	10,801

Operating loss	(3,648)	(1,211)
Interest expense, net	(194)	(250)
Other expense, net	(5)	(19)
Loss before provision for income taxes	(3,847)	(1,480)
Income tax provision	4	6
Net loss	$(3,851)	$(1,486)

Basic and diluted net loss per common share	$(0.08)	$(0.03)

Shares used in basic and diluted net loss per common share	46,338	44,139

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$72,322	$72,083
Accounts receivable, net	4,907	7,022
Prepaid expenses and other current assets	2,045	2,247
Total current assets	79,274	81,352

Inventory	7,545	6,510
Property and equipment, net	26,709	28,485
Intangible assets, net	8,148	7,855
Other assets	275	280
Total assets	$121,951	$124,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$615	$2,157
Accrued compensation and employee benefits	3,289	3,655
Deferred revenue	2,022	2,472
Accrued liabilities	3,431	3,672
Note payable	2,000	2,000
Total current liabilities	11,357	13,956

Note payable, net of current portion	22,500	23,000
Deferred revenue, net of current portion	2,360	830
Other long-term liabilities	2,406	1,844
Total liabilities	38,623	39,630

Stockholders’ equity:
Common stock	47	46
Additional paid-in capital	197,256	194,930
Accumulated deficit	(113,975)	(110,124)
Total stockholders’ equity	83,328	84,852
Total liabilities and stockholders’ equity	$121,951	$124,482

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,851)	$(1,486)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,450	2,201
Stock-based compensation	1,488	1,400
Changes in operating assets and liabilities:
Prepaid expenses and other assets	207	(10)
Inventory	(711)	(671)
Accounts receivable	2,115	771
Accounts payable	(833)	9
Accrued and other liabilities	102	(525)
Deferred revenue	1,080	2,151
Net cash provided by operating activities	2,047	3,840
Cash flows from investing activities:
Purchase of short-term investments	—	(1,001)
Purchase of property and equipment	(1,490)	(1,423)
Capitalized intangible assets	(657)	(108)
Net cash used in investing activities	(2,147)	(2,532)
Cash flows from financing activities:
Payment of debt	(500)	(238)
Proceeds from exercise of common stock options	839	628
Net cash provided by financing activities	339	390
Net increase in cash and cash equivalents	239	1,698
Cash and cash equivalents at beginning of period	72,083	78,283
Cash and cash equivalents at end of period	$72,322	$79,981

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP cost of net revenue	$6,568	$7,843
Stock-based compensation expense (a)	(305)	(374)
Non-GAAP cost of net revenue	$6,263	$7,469

GAAP gross profit	$9,337	$9,590
Stock-based compensation expense (a)	305	374
Non-GAAP gross profit	$9,642	$9,964

As a percentage of net revenue:
GAAP gross margin	58.7%	55.0%
Non-GAAP gross margin	60.6%	57.2%

GAAP operating loss	$(3,648)	$(1,211)
Stock-based compensation expense (a):
- Cost of net revenue	305	374
- Research and development	323	395
- Sales and marketing	345	280
- General and administrative	515	351
Restructuring charges (b)	1,068	—
Non-GAAP operating (loss) income	$(1,092)	$189

GAAP net loss	$(3,851)	$(1,486)
Stock-based compensation expense (a)	1,488	1,400
Restructuring charges (b)	1,068	—
Non-GAAP net loss	$(1,295)	$(86)

Shares used in computing Non-GAAP basic earnings per share	46,338	44,139

Non-GAAP earnings per share:
Basic net loss per common share	$(0.03)	$(0.00)

(a) Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b) Restructuring charges incurred in connection with a reduction in headcount, primarily comprised of employee severance and benefit costs.

CONTACTS:

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635